UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2021

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

On November 19, 2021, CBAK Energy Technology, Inc. (the “Company”) issued a press release announcing that it had begun operations at its lithium battery manufacturing plant in the city of Nanjing in China’s Jiangsu province. In addition, it also announced that the operations of its Dalian facility had recently been suspended due to the COVID-19 pandemic containment measures adopted by the local government. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 19, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: November 19, 2021	By:	/s/Xiangyu Pei
Xiangyu Pei
Interim Chief Financial Officer

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